                                                                    EXHIBIT 23.3


                    Independent Certified Public Accountants,


                             dated December 20, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-11 of our report dated November 11, 2002, relating to the financial statements of Behringer Harvard Short-Term Opportunity Fund I LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

December 20, 2002